                                    EXHIBIT Q

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT (the "Agreement"), dated as of December 13, 2001, is made by and between Ruth Berliner ("Seller"), and Nicholas G. Karabots ("Purchaser").

                                   BACKGROUND:
                                   -----------

         Seller is the owner of Forty Eight Thousand One Hundred (48,100) shares (the "Shares") of the Common Stock, $.10 par value, of AMREP Corporation, an Oklahoma corporation (the "Company"). The Shares are represented by the following four share certificates (collectively, the "Certificates"): (1) certificate number NY 16312, representing Twenty Four Thousand Two Hundred (24,200) of the Shares; (2) certificate number NY 11962, representing Eight Thousand Five Hundred Sixty Five (8,565) of the Shares; (3) certificate number NY 11978, representing Eight Thousand Nine Hundred Seventy Five (8,975) of the Shares; and (4) certificate number NY 12496, representing Six Thousand Three Hundred Sixty (6,360) of the Shares. Seller desires to sell the Shares. Purchaser is willing to purchase the Shares from Seller, and Seller is willing to sell the Shares to Purchaser, on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties herein made, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1.       Sale and Purchase of Shares:
                  ---------------------------


                  (a) At a closing to be held at the offices of Merrill Lynch & Company, 200 Park Avenue, Metropolitan Life Building, New York, NY, at 9:30 a.m., on January 4, 2002, or at such other place or on such other date or time as the parties hereto shall mutually agree (the "Closing Date") Seller shall sell, convey, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of $ 312,650.00 (the "Purchase Price"), representing $6.50 for each share, payable in accordance with
Section 1(b) hereof.

                  (b) At the Closing, Seller shall deliver to Purchaser the Certificates, representing all of the Shares to be transferred to Purchaser hereby, duly endorsed in blank and with separate stock powers attached thereto and executed in blank (in each case, with all signatures medallion guaranteed by a financial institution that is a member of The Securities Transfer Association Medallion Program, New York Stock Exchange Medallion Program or

Stock Exchange Medallion Program), and Purchaser shall pay the Purchase Price to Seller by check or wire transfer of immediately available funds.

         2. Representations and Warranties:
            ------------------------------

            (a) Seller hereby represents and warrants to Purchaser that:

               (i) Seller is the lawful owner, beneficially and of record, of the Shares, and has all necessary power and authority to cause the Shares to be sold to Purchaser. Seller is conveying good and valid title to the Shares, free and clear of any lien, claim, encumbrance or restriction of any kind.

               (ii) Seller has all necessary power and authority to execute, deliver and perform this Agreement and to carry out her obligations hereunder. Seller is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement or the sale of the Shares to Purchaser. No authorization, consent or approval of any third party is necessary for the consummation by Seller of the transactions contemplated hereby.

               (iii) All negotiations relating to this Agreement have been carried on by Seller directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Seller shall indemnify and hold Purchaser harmless against any and all claims, losses, liabilities or expenses which may be asserted against Purchaser as a result of any dealings, arrangements or agreements between Seller and any such person, firm, corporation or entity.

               (iv) Seller acknowledges that Purchaser is a director and stockholder of the Company. Seller has made her decision to enter into this Agreement after consideration and examination of facts and circumstances she gathered independently, acknowledges that she has not received any information regarding the Company from Purchaser and that she is in no way relying on any information received from Purchaser. Seller hereby irrevocably waives any right to claim that Purchaser should have disclosed to Seller any information regarding the Company or any plan or intention of Purchaser with respect thereto, and irrevocably releases Purchaser from any such claim. Seller further acknowledges that Purchaser may in the future purchase additional shares of the Company at a purchase price and under terms different than those contained herein.

               (v) Seller is experienced in securities matters and in the buying and selling of securities in public and private companies.

            (b) Purchaser hereby represents and warrants to Seller the following:

               (i) Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and to carry out his obligations hereunder. Purchaser is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement or the purchase of the Shares. No authorization, consent or approval of any third party is necessary for the consummation by Purchaser of the transactions contemplated hereby.

               (ii) Purchaser is acquiring the Shares solely for Purchaser's own account and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933 (the "Securities Act") or applicable state securities laws.

               (iii) All negotiations relating to this Agreement have been carried on by Purchaser directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser shall indemnify and hold Seller harmless against any and all claims, losses, liabilities or expenses which may be asserted against Seller as a result of any dealings, arrangements or agreements between Purchaser and any such person, firm, corporation or entity.

         3. Conditions to Closing:
            ---------------------

            (a) The obligations of Seller under this Agreement are subject to the conditions that (i) the representations and warranties of Purchaser set forth in Section 2(b) hereof shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and (ii) Purchaser shall have delivered to Seller a certificate dated the Closing Date to the foregoing effect, in form substantially similar to Exhibit A attached hereto.

            (b) The obligations of Purchaser under this Agreement are subject to the conditions that (i) the representations and warranties of Seller set forth in Section 2(a) hereof shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and
(ii) Seller shall have delivered to Purchaser a certificate, dated the Closing Date to the foregoing effect, signed by an appropriate executive officer of Seller, in form substantially similar to Exhibit B attached hereto.

         4. Attorney-in-fact: Seller irrevocably constitutes and appoints
            ----------------
Purchaser the true and lawful agent and attorney-in-fact of Seller with respect to the Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for the Shares, or transfer ownership of the Shares on the account books maintained by the Company's book-entry transfer facility, together, in any such case, with all accompanying evidence of transfer and authenticity, to himself or his designee (ii) present the Shares for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance with the terms contained herein.

         5. Backup Withholding: Seller represents that she and the transactions
            ------------------
contemplated herein are not subject to backup withholding or any other withholding provisions of the Internal Revenue Code (the "Code"). Seller shall provide Purchaser with appropriate proof certifying, as required by the Code and Treasury Regulations, that she is not subject to any backup withholding. Seller further represents that her correct name, address, social security number or employer identification number and any other information required by the Code or IRS Treasury Regulations have been provided on the requisite forms.

         6. Knowing and Voluntary Waiver: Seller acknowledges that she has
            ----------------------------
carefully read and fully understands all of the provisions and effects of this Agreement; that Purchaser has advised Seller to consult with an attorney to review and discuss all aspects of this Agreement prior to its execution; that Seller is voluntarily entering into this Agreement; and that neither Purchaser, nor any agent or attorney of Purchaser, made any representations or promises concerning the terms or effects of this Agreement other than those made by Purchaser herein. In addition, Seller has initialed each page of this Agreement.

         7. Further Assurances: Seller and Purchaser each shall, at any time and
            ------------------
from time to time after the execution and delivery of this Agreement, upon request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, assignments, transfers, conveyances and assurances as may be reasonably necessary to further effectuate the terms of this Agreement.

         8. Expenses: Each party hereto shall pay his or her own expenses
            --------
incidental to the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Seller is solely responsible for any and all payments, commissions or fees owed to any broker in connection with the transactions contemplated hereby.

         9. Successors and Assigns: All authority herein conferred or agreed to
            ----------------------
be conferred shall survive the death or incapacity of either party, and any obligation of either party hereto shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of such party. Purchaser may assign his rights under this Agreement to any corporation or other entity that is an affiliate of Purchaser (within the meaning of the federal securities laws). Except as otherwise provided in the preceding sentence, this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         10. Severability: The invalidity or unenforceability of any particular
             ------------
provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         11. Integration: This Agreement constitutes the entire agreement
             -----------
between the parties hereto with respect to the purchase and sale of the Shares and supersedes all other prior agreements and understandings.

         12. Counterparts: This Agreement may be executed in any number of
             ------------
counterparts and each of such counterparts shall for any purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same document.

         13. Governing Law: This Agreement shall be construed in accordance with
             -------------
and governed by the internal laws of the Commonwealth of Pennsylvania without regard to otherwise applicable principals of conflicts of laws.

         14. Specific Performance: Seller acknowledges that the Shares are
             --------------------
unique and otherwise not available and acknowledges that in addition to any other remedies, Purchaser may invoke any equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance.




                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        SELLER

                                        By:/s/ Ruth Berliner
                                           ----------------------------------
                                           Ruth Berliner

                                           Address:

                                           Social Security Number:


                                        PURCHASER

                                        By:/s/ Nicholas G. Karabots
                                           ----------------------------------
                                           Nicholas G. Karabots





          [Signature Page to Share Purchase Agreement - Ruth Berliner]

                                    Exhibit A

                               Closing Certificate
                               -------------------

         Nicholas G. Karabots ("Purchaser"), in connection with the closing being held today pursuant to the Share Purchase Agreement dated December 13, 2001 (the "Agreement") by and among Ruth Berliner and Purchaser, hereby certifies that:

         1. The representations and warranties of Purchaser contained in the Agreement were true and correct when made and are true and correct at and as of the date hereof.

         2. Purchaser has performed and complied in all material respects with all of the agreements, covenants and conditions required by the Agreement to be performed or complied with by Purchaser on or before the date hereof.

         IN WITNESS WHEREOF, Purchaser has executed this certificate as of this 3rd day of January, 2002.


                                        By:
                                           ----------------------------------
                                           Nicholas G. Karabots

                                    Exhibit B

                               Closing Certificate
                               -------------------

         Ruth Berliner ("Seller"), in connection with the closing being held today pursuant to the Share Purchase Agreement dated December 13, 2001 (the "Agreement") by and among Seller and Nicholas G. Karabots, hereby certifies that:

         1. The representations and warranties of Seller contained in the Agreement were true and correct when made and are true and correct at and as of the date hereof.

         2. Seller has performed and complied in all material respects with all of the agreements, covenants and conditions required by the Agreement to be performed or complied with by Seller on or before the date hereof.

         IN WITNESS WHEREOF, Seller has executed this certificate as of this 3rd day of January, 2002.

                                        By:
                                           ----------------------------------
                                           Ruth Berliner